Exhibit 99.1

CONTACT:	Investors:	Media:
	Douglas A. Fox, CFA	Tim Dreyer
	Director, Investor Relations	Manager, Public Relations
	and Treasurer	+1 847 793 5677
	+1 847 793 6735	tdreyer@zebra.com
dfox@zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2008 Fourth Quarter and Full-Year Financial Results

Including Non-Cash Asset Impairment Charges

Board authorizes three million share increase in stock buyback program

Vernon Hills, IL, February 17, 2009—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced net sales of $232,568,000 for the quarter ended December 31, 2008, versus $233,573,000 for the fourth quarter of 2007. Net loss for the period was $117,361,000, or $1.88 per basic and diluted share, compared with net income of $30,803,000, or $0.45 per diluted share, for the fourth quarter of 2007.

Included in the results for the fourth quarter of 2008 are the following significant items:

•

Pretax non-cash impairment charges of $157,600,000, or $2.20 per basic and diluted share after tax, for the write-down of assets related to acquisitions and intellectual property because of changes in valuations related to current economic conditions and the business outlook.

•	Pretax exit, restructuring and integration expenses of $7,791,000 which reduced earnings by $0.08 per basic and diluted share after tax.

For the full year, net sales increased 12.5% to a record $976,700,000 from $868,279,000 for 2007. Net loss totaled $38,421,000, or $0.60 per basic and diluted share, including the impairment charge and $20,009,000 in exit, restructuring and integration costs. For 2007, the company recorded net income of $110,113,000, or $1.60 per diluted share.

“Zebra performed well under increasingly challenging business conditions. Our financial strength, clear brand leadership, diverse revenue base, and comprehensive go-to-market channels enabled us to extend our industry leadership,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, we reduced operating costs and focused on activities that will deliver the highest return on our investments, including the buyback of Zebra stock. We remain cautious in our near-term outlook and nimble to respond to changing business conditions and opportunities. Zebra is well positioned to help our customers improve their business processes with innovative solutions that help them track assets smarter and improve supply chain efficiency.”

At December 31, 2008, Zebra had $224,886,000 in cash and investments, and no long-term debt. Net inventories were $100,199,000, and accounts receivable, net, were $152,679,000, down from $106,261,000 and $171,928,000, respectively, at the end of the third quarter of 2008.

Discussion and Analysis

For the fourth quarter of 2008, compared with the fourth quarter of 2007:

•

Consolidated net sales declined 0.4%. A 3.1% sales decline in the company’s Specialty Printing Group (SPG) was substantially offset by growth of the company’s Enterprise Solutions Group (ESG) sales which increased by $5,729,000 primarily from the acquisitions of Navis and proveo in the second half of 2007. Sales to large customers in North America helped sustain sales growth of 3.6% in the region. Continued weakness in the Europe, Middle East and Africa region offset growth in the company’s Latin America and Asia Pacific regions.

•

Gross profit margin of 47.7% versus 48.5% a year ago was principally affected by unfavorable foreign exchange rates and product mix within SPG, offset by a favorable product mix associated with higher-margin sales by ESG.

•

Operating expenses before impairment charges and exit, restructuring and integration costs were substantially unchanged from a year ago. Although research and development expenses increased as a result of the acquisitions in ESG, they were offset by lower selling and marketing and general and administrative expenses from company actions to lower operating costs during 2008 by restructuring and streamlining operations.

•

Operating expenses were also affected by a $1,414,000 increase in the amortization of intangible assets from the acquisitions of Navis and Multispectral Solutions, and $7,791,000 in exit costs related to the company’s previously announced initiative to transfer final assembly of thermal printers to a third party; expenses for integrating operations in ESG; and severance and other restructuring charges.

•

During the fourth quarter of 2008, the company recorded non-cash charges of $157,600,000 following an impairment review in accordance with the Statement of Financial Accounting Standard (SFAS) No. 142 “Goodwill and Other Intangibles” and SFAS No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets.” The charges were primarily attributable to impairment of goodwill and other assets recorded in connection with acquisitions in ESG in response to current and expected business conditions primarily in automotive and industrial manufacturing. The impairment also includes a charge for a reduction in the estimated value of RFID licenses, patents and other intellectual property related to SPG. The non-cash impairment charges do not affect the company’s ongoing business operations and will not have any impact on its compliance with debt covenants, cash flow or liquidity. The impairment charges will reduce the amortization of intangible assets by approximately $8,000,000 annually.

•	The income tax rate was affected by the impairment charges, a substantial portion of which were not deductible for income tax purposes.

Stock Purchase Update

During the fourth quarter of 2008, the company repurchased 2,627,532 shares of Zebra Technologies Class A Common Stock out of an authorization to purchase up to 5,000,000 shares of Zebra stock. The company’s Board of Directors recently authorized an additional 3,000,000 shares that can be purchased under the stock buyback program. At December 31, 2008, Zebra had 60,861,592 shares of common stock outstanding.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2009. Net sales are expected within a range of $195,000,000 and $210,000,000. Diluted earnings per share are expected within a range of $0.11 and $0.20. This forecast includes expected exit and restructuring costs of $3,000,000.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2008. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2009 stated in the paragraph above captioned “First Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. These factors also include the current credit crisis, capital markets volatility, and disruptions and overall worldwide deteriorating economic conditions that have been widely reported, as they may have adverse effects on Zebra, its suppliers and its customers. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs, including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. In addition, the acquisitions of WhereNet, proveo and Navis, which were completed in 2007, and Multispectral Solutions, which was completed in April 2008, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2007 and the Form 10-Q for the quarter ended September 27, 2008.

Zebra Technologies Corporation helps its customers identify, track and manage assets, transactions and people with systems and solutions that improve business processes. Companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,267	$38,211
Restricted cash	1,639	2,497
Investments and marketable securities	85,654	98,438
Accounts receivable, net	152,679	150,775
Inventories, net	100,199	85,038
Deferred income taxes	11,679	14,772
Prepaid expenses	11,701	31,101

Total current assets	396,818	420,832

Property and equipment at cost, less accumulated depreciation and amortization	75,363	67,686
Long-term deferred income taxes	51,251	28,407
Goodwill	151,356	246,510
Other intangibles, net	66,359	119,424
Long-term investments and marketable securities	104,326	142,033
Other assets	5,405	9,386

Total assets	$850,878	$1,034,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,152	$42,351
Accrued liabilities	67,911	69,437
Deferred revenue	18,366	9,633
Income taxes payable	558	751

Total current liabilities	124,987	122,172
Deferred rent	4,903	961
Other long-term liabilities	10,250	8,452

Total liabilities	140,140	131,585

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	144,861	141,522
Treasury stock	(344,147)	(205,058)
Retained earnings	922,091	960,512
Accumulated other comprehensive income (loss)	(12,789)	4,995

Total stockholders’ equity	710,738	902,693

Total liabilities and stockholders’ equity	$850,878	$1,034,278

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(Unaudited)		(Unaudited)
Net sales	$232,568	$233,573	$976,700	$868,279
Cost of sales	121,679	120,275	497,395	451,161

Gross profit	110,889	113,298	479,305	417,118

Operating expenses (income):
Selling and marketing	32,433	35,683	130,764	121,996
Research and development	20,653	15,642	85,120	57,600
General and administrative	20,090	21,854	87,885	81,356
Amortization of intangible assets	4,671	3,257	18,575	11,128
Claim settlement	—	—	(5,302)	—
Exit, restructuring and integration costs	7,791	—	20,009	—
Asset impairment charges	157,600	—	157,600	—
Acquired in-process research and development	—	—	—	1,853

Total operating expenses	243,238	76,436	494,651	273,933

Operating income (loss)	(132,349)	36,862	(15,346)	143,185

Other income (expense):
Investment income	1,295	8,545	1,281	23,966
Foreign exchange gain	2,640	553	3,518	523
Other, net	(277)	231	(1,366)	(299)

Total other income	3,658	9,329	3,433	24,190

Income (loss) before income taxes	(128,691)	46,191	(11,913)	167,375
Income tax (benefit)	(11,330)	15,388	26,508	57,262

Net income (loss)	$(117,361)	$30,803	$(38,421)	$110,113

Basic earnings (loss) per share	$(1.88)	$0.46	$(0.60)	$1.61
Diluted earnings (loss) per share	$(1.88)	$0.45	$(0.60)	$1.60

Basic weighted average shares outstanding	62,561	67,472	64,524	68,463
Diluted weighted average and equivalent shares outstanding	62,561	67,913	64,524	68,908

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Year Ended
	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net income (loss)	$(38,421)	$110,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,581	26,902
Stock-based compensation	14,962	15,067
Asset impairment charges	157,600	—
Excess tax benefit from share-based compensation	(192)	(921)
Gain on sale of assets	(1,121)	—
Acquired in-process research and development	—	1,853
Deferred income taxes	(23,138)	(5,477)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(33,754)	4,453
Inventories	(26,222)	(134)
Other assets	(47)	(1,321)
Accounts payable	17,900	(3,418)
Accrued liabilities	1,359	16,804
Deferred revenue	11,281	(325)
Income taxes payable	2,405	(1,337)
Other operating activities	4,013	(4,139)

Net cash provided by operating activities	125,206	158,120

Cash flows from investing activities:
Purchases of property and equipment	(40,856)	(22,070)
Proceeds from sale of asset	14,796	—
Acquisition of businesses acquired, net of cash acquired	(18,588)	(286,761)
Acquisition of intangible assets	(1,384)	(4,800)
Purchases of investments and marketable securities	(723,791)	(1,025,089)
Maturities of investments and marketable securities	597,123	915,015
Sales of investments and marketable securities	198,541	366,964

Net cash (provided by) used in investing activities	25,841	(56,741)

Cash flows from financing activities:
Purchase of treasury stock	(157,582)	(112,094)
Proceeds from exercise of stock options and stock purchase plan purchases	7,145	8,375
Excess tax benefit from share-based compensation	192	921

Net cash used by financing activities	(150,245)	(102,798)

Effect of exchange rate changes on cash	(5,746)	(18)

Net increase (decrease) in cash and cash equivalents	(4,944)	(1,437)
Cash and cash equivalents at beginning of period	38,211	39,648

Cash and cash equivalents at end of period	$33,267	$38,211

Supplemental disclosures of cash flow information:
Income taxes paid	$49,092	$62,130

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended		Percent Change	Percent of Net Sales
	Dec. 31, 2008	Dec. 31, 2007
Hardware	$163,510	$177,394	(7.8)	70.3
Supplies	40,870	41,580	(1.7)	17.6
Service and software	26,158	14,120	85.3	11.2
Shipping and handling	1,498	1,744	(14.1)	0.7
Cash flow from hedging activities	532	(1,265)	NM	0.2

Total sales	$232,568	$233,573	(0.4)	100.0

Sales by Geographic Region

	Three Months Ended		Percent Change	Percent of Net Sales
	Dec. 31, 2008	Dec. 31, 2007
Europe, Middle East and Africa	$82,375	$93,895	(12.3)	35.4
Latin America	17,871	15,452	15.7	7.7
Asia-Pacific	20,338	16,100	26.3	8.7

Total international	120,584	125,447	(3.9)	51.8
North America	111,984	108,126	3.6	48.2

Total sales	$232,568	$233,573	(0.4)	100.0

Sales by Product Category

	Year Ended		Percent Change	Percent of Net Sales
	Dec. 31, 2008	Dec. 31, 2007
Hardware	$704,992	$660,034	6.8	72.2
Supplies	172,106	161,678	6.4	17.6
Service and software	105,113	42,801	145.6	10.8
Shipping and handling	6,843	6,826	0.2	0.7
Cash flow from hedging activities	(12,354)	(3,060)	NM	(1.3)

Total sales	$976,700	$868,279	12.5	100.0

Sales by Geographic Region

	Year Ended		Percent Change	Percent of Net Sales
	Dec. 31, 2008	Dec. 31, 2007
Europe, Middle East and Africa	$358,913	$320,225	12.1	36.7
Latin America	76,489	60,090	27.3	7.8
Asia-Pacific	97,032	71,871	35.0	9.9

Total international	532,434	452,186	17.7	54.4
North America	444,266	416,093	6.8	45.6

Total sales	$976,700	$868,279	12.5	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Sales
Specialty Printing	$210,494	$217,228	$882,459	$833,034
Enterprise Solutions	22,074	16,345	94,241	35,245

Total	$232,568	$233,573	$976,700	$868,279
Cost of sales
Specialty Printing	113,187	111,889	454,337	430,782
Enterprise Solutions	8,492	8,386	43,058	20,379

Total	121,679	120,275	497,395	451,161

Gross profit	110,889	113,298	479,305	417,118
Operating expenses
Specialty Printing	66,781	51,598	221,934	188,661
Enterprise Solutions	163,208	8,961	217,149	26,121
Administrative and other	13,249	15,877	55,568	59,151

Total	243,238	76,436	494,651	273,933

Operating income (loss)	$(132,349)	$36,862	$(15,346)	$143,185

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Total Printers Shipped	249,902	235,267	972,478	919,909
Average Unit Prices	$538	$600	$594	$581